            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

---------------------------------------------------------------
                                   GIVE THE SOCIAL
                                   SECURITY NUMBER
                                   OR TAX ID#
FOR THIS TYPE OF ACCOUNT:          OF --
---------------------------------------------------------------
1.   An individual's account       The individual
2.   TWO or more individuals       The actual owner of the
     (joint account)               account or, if combined
                                   funds, any one of the
                                   individuals(1)
3.   Husband and wife (joint       The actual owner of the
     account)                      account or, if joint funds,
                                   either person(1)
4.   Custodian account of a minor  The minor(2)
     (Uniform Gift to Minors Act)
5.   a. The usual revocable        The grantor-trustee(1)
     savings trust account
        (grantor is also trust
        account trustee)
     b. So-called trust account    The actual owner(1)
     that is not a legal or valid
        trust under state law
6.   Sole proprietorship account   The Owner(3)

---------------------------------------------------------------

 -------------------------------------------------------------------------------
                                               GIVE THE SOCIAL
                                               SECURITY NUMBER
                                               OR TAX ID#
FOR THIS TYPE OF ACCOUNT:                      OF --
 -------------------------------------------------------------------------------
    7.     A valid trust, estate, or pension   Legal entity (Do not furnish the
           trust                               identifying number of the personal
                                               representative or trustee unless
                                               the legal entity itself is not
                                               designated in the account
                                               title.)(4)
    8.     Corporate                           The corporation
    9.     Partnership                         The partnership
   10.     Association, club, religious,       The organization
           charitable, or educational, or
           other tax-exempt organization
   11.     A broker or registered nominee      The broker or nominee
   12.     Account with the Department of      The public entity
           Agriculture in the name of a
           public entity (such as a state or
           local government, school district,
           or prison) that receives
           agricultural program payments
---------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Show the name of the owner.
(4) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER

   If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, Form W-7, Application for IRS Individual Taxpayer Identification Number or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEE EXEMPT FROM BACKUP WITHHOLDING

   Payees that may be exempt from backup withholding include the following:

   - A corporation.

   - A financial institution.

PAYEES THAT ARE EXEMPT FROM BACKUP WITHHOLDING INCLUDE THE FOLLOWING:

   - An organization exempt from tax under Section 501(a) or an individual retirement plan.

   - The United States or any agency or instrumentality thereof.

   - A state, the District of Columbia, a possession of the United States or any subdivision or instrumentality thereof.

   - A foreign government, a political subdivision of a foreign government or any agency or instrumentality thereof.

   - An international organization or any agency or instrumentality thereof.

   - A registered dealer in securities or commodities registered in the United States, the District of Columbia, or a possession of the United States.

   - A real estate investment trust.

   - A common trust fund operated by a bank under Section 584(a).

   - A trust exempt from tax under Section 664 or described in Section 4947.

   - An entity registered at all times under the Investment Company Act of 1940.

   - A foreign central bank of issue.

   Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

   - Payments to non-resident aliens subject to withholding under section 1441.

   - Payments to partnerships not engaged in a trade or business in the United States and which have at least one non-resident alien partner.

   - Payments of patronage dividends where the amount received is not paid in money.

   - Payments made by certain foreign organizations.

   Payments of interest not generally subject to backup withholding include the following:

   - Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

   - Payments of tax-exempt interest (including exempt interest dividends under section 852).

   - Payments described in section 6049(b)(5) to non-resident aliens.

   - Payments on tax-free covenant bonds under section 1451.

   - Payments made by certain foreign organizations.

JOINT FOREIGN PAYEES

   Backup withholding applies unless:

   (1) Every joint payee provides the statement regarding foreign status; or

   (2) Anyone of the joint payees who has not established foreign status supplies a TIN.

   If anyone of the joint payees who has not established foreign status supplies a TIN, that number is the TIN that must be used for purposes of backup withholding and information reporting.

   Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, ENTER YOUR CORRECT TAXPAYER IDENTIFICATION NUMBER IN PART I, WRITE "EXEMPT" IN PART II AND SIGN AND DATE THE FORM.

   Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041(a), 6045 and 6050A.

PRIVACY ACT NOTICE

   Section 6109 of the Internal Revenue Code requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

   (1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

   (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

   (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

   FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.